UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, Michigan		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2013, Gentherm Incorporated (the “Company”) and its wholly-owned subsidiary, Gentherm Europe GmbH (“Gentherm Europe”), entered into a series of related agreements (the “Transaction Agreements”) pertaining to the acquisition by Gentherm Europe of 442,253 shares (the “Acquired Shares”) in W.E.T. Automotive Systems AG (“W.E.T.”) from Deutsche Balaton AG (“DB”). At the time the Company entered into the Transaction Agreements, the Company held, directly or through Gentherm Europe, an aggregate of 2,432,063 shares in W.E.T., or approximately 76% of the total outstanding shares in W.E.T, and the 442,253 shares in W.E.T. held by DB represented approximately 14% of the total outstanding shares in W.E.T. Following acquisition of the Acquired Shares, the Company, directly or through Gentherm Europe, will hold an aggregate of 2,874,316 shares in W.E.T., or approximately 90% of the total outstanding shares in W.E.T.

The Transaction Agreements also provide for DB’s termination of its legal action in Germany (the “Legal Action”) in opposition to a Domination and Profit and Loss Transfer Agreement (“DPLTA”) previously approved by the W.E.T. shareholders which would give the Company full operational control over W.E.T.

W.E.T. is a developer, manufacturer and distributor of heating systems, interior equipment and accessories used in automobile seats and other automotive and electronic applications in the automotive industry. The activities of W.E.T. represent a significant portion of the Company’s consolidated assets, liabilities, revenues and expenses.

The Transaction Agreements include the following, each dated as of February 15, 2013: (1) a Framework Agreement, by and among DB, the Company and Gentherm Europe, a copy of which is attached hereto as Exhibit 10.1 (the “Framework Agreement”), (2) a Trustee Agreement, by and among DB, the Company, Gentherm Europe and Gütt Olk Partnerschaft von Rechtsanwälten (the “Trustee”), a copy of which is attached hereto as Exhibit 10.2 (the “Trustee Agreement”), (3) a Settlement Agreement, by and among DB, the Company and Gentherm Europe, a copy of which is attached hereto as Exhibit 10.3 (the “Settlement Agreement”), (4) a Share Purchase Agreement, by and among DB, the Company and Gentherm Europe, a copy of which is attached hereto as Exhibit 10.4 (the “SPA”), (5) a Registration Rights Agreement, by and between the Company and DB, a copy of which is attached hereto as Exhibit 10.5 (the “Registration Rights Agreement”), and (6) a Balaton Rights Agreement, by and between DB and the Company, a copy of which is attached hereto as Exhibit 10.6 (the “Balaton Rights Agreement”). The description herein of the material terms of each Transaction Agreement is qualified in its entirety by reference to the exhibits referred to above, which are incorporated herein by reference.

The Framework Agreement describes each of the other Transaction Agreements and the process for the closing of the sale of the Acquired Shares from DB to Gentherm Europe. The material terms of the sale, and the other material terms agreed to by the parties to the Transaction Agreements, are set forth in the other Transaction Agreements.

The Trustee Agreement provides that the parties will utilize the services of the Trustee to facilitate a closing of the transactions described in the other Transaction Agreements. The Trustee agreed to hold the signature pages to the Transaction Agreements, the Acquired Shares, the consideration to be paid for the Acquired Shares and the documentation necessary to terminate the Legal Action in escrow until all of the closing conditions are met. The closing conditions for release of the items placed into escrow are receipt by the Trustee of all of the items to be placed into escrow and the publication of the Transaction Agreements in the Federal Gazette in Germany.

The Settlement Agreement provides that, upon consummation of the transactions under the terms of the Trustee Agreement, DB agrees to terminate the Legal Action and will declare its consent to the registration of the DPLTA. The Settlement Agreement further provides that Gentherm Europe will increase the total cash compensation payable to any W.E.T. shareholder tendering shares to Gentherm Europe under the terms of the DPLTA to 85 Euro. Finally, the Settlement Agreement provides that DB will not acquire any shares in W.E.T. for a period of four years from the date of the Settlement Agreement.

The SPA provides that, upon consummation of the transactions under the terms of the Trustee Agreement, Gentherm Europe will acquire the Acquired Shares from DB for total consideration comprised of (1) 3,300,000 shares of the Company’s common stock (the “New Gentherm Stock”) and (2) a cash payment (the “Cash Payment”) computed (a) using an assumed $13.00 per share value for the New Gentherm Stock, (b) using an assumed 85 Euro per share value for the Acquired Shares and (c) based on the exchange rate of U.S. Dollars to Euros on the day of signing. Based on the actual exchange rate on the date the SPA was signed, the Cash Payment amounts to 5,408,459.24 Euro. The SPA contains certain customary representations and warranties, covenants and indemnification by the Company, Gentherm Europe and DB pertaining to the Acquired Shares and the New Gentherm Stock. The Cash Payment was funded by the Company from cash on hand. Until March 30, 2013, the holders of the Gentherm Series C Preferred Stock have the right to purchase up to 30 percent, in the aggregate, of any common share offering. All such holders agreed to waive those rights in connection with the stock issuance to DB described in the SPA.

The Registration Rights Agreement grants DB certain registration rights with respect to the New Gentherm Stock. The Company agreed to file with the U.S. Securities and Exchange Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the U.S. Securities Act of 1933, as amended, registering for resale the New Gentherm Stock. The Company also granted to DB certain “piggyback” registration rights by which DB has the right to demand, subject to certain exceptions, that the Company include shares of New Gentherm Stock in any future registration statement filed by the Company. The Company must bear all registration expenses incurred in connection with any registration to which the Registration Rights Agreement applies; provided, however, that the Company is not responsible for, among other things, discounts, commissions or fees of any broker-dealer or underwriter. DB’s rights under the Registration Rights Agreement expire on the fourth anniversary of such agreement. The Company and DB have given certain customary representations and warranties, covenants and indemnification in the Registration Rights Agreement.

The Balaton Rights Agreement provides that, for four years from the consummation of the transactions under the terms of the Trustee Agreement, DB and its affiliates will not, without prior written approval of the Company, take any of the following actions, directly or indirectly, with respect to the Company: acquire more than 11% of the Company’s outstanding share capital, make shareholder proposals, attempt to control or influence the management, the board of directors or policies of the Company, form a voting trust, solicit proxies or written consents, participate in director election contests, call special meetings or make public statements critical of the Company.

On February 21, 2013, the closing conditions set forth in the Trustee Agreement were satisfied and the Trustee released all of the items placed into escrow under the Trustee Agreement to the applicable parties.

A copy of the Company’s news release dated February 15, 2013 announcing the execution of the Transaction Agreements is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference. A copy of the Company’s news release dated February 21, 2013 announcing the closing of the transactions described in the Transaction Agreements is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this report by reference. The information in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosures under Item 101 of this Current Report on Form 8-K pertaining to the New Gentherm Stock, which such disclosures are incorporated in this Item 3.02 by reference. The Company issued the New Gentherm Stock relying on Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Framework Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.2	Trustee Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated, Gentherm Europe GmbH and Gütt Olk Partnerschaft von Rechtsanwälten

10.3	Settlement Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.4	Share Purchase Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.5	Registration Rights Agreement, dated as of February 15, 2013, by and between Gentherm Incorporated and Deutsche Balaton AG

10.6	Balaton Rights Agreement, dated as of February 15, 2013, by and between Deutsche Balaton AG and Gentherm Incorporated

99.1	Company news release dated February 15, 2013

99.2	Company news release dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips,
Vice-President and General Counsel

Date: February 21, 2013

EXHIBIT INDEX

Number	Description

10.1	Framework Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.2	Trustee Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated, Gentherm Europe GmbH and Gütt Olk Partnerschaft von Rechtsanwälten

10.3	Settlement Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.4	Share Purchase Agreement, dated as of February 15, 2013, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH

10.5	Registration Rights Agreement, dated as of February 15, 2013, by and between Gentherm Incorporated and Deutsche Balaton AG

10.6	Balaton Rights Agreement, dated as of February 15, 2013, by and between Deutsche Balaton AG and Gentherm Incorporated

99.1	Company news release dated February 15, 2013

99.2	Company news release dated February 21, 2013